Exhibit 99.1


News Release
Source: China Wireless Communications, Inc.

      China Wireless Communications, Inc. Announces Additions to Management

Denver, CO, May 19, 2003/PRNewswire-FirstCall/ --China Wireless Communications, Inc., Nevada Corporation (OTC Bulletin Board: CWLC) today announced that it has assembled a distinguished group of professionals to join its management. Catherine E. Shrode was named Vice President of Finance and General Manager; Mr. Pedro E. Racelis III was named Vice President of North American Sales; and Michael A. Bowden was named Vice President of Technology. President, Phillip Allen said, "These individuals bring a vast knowledge of the industry and will assist China Wireless in delivering world-class service in Beijing. With these additions we believe we have a successful and experienced management team to address the growing wireless broadband demand in Beijing, and will allow China Wireless to deliver the services necessary to assist Goldvision in providing wireless broadband services to residents of Beijing, China (PRC) and to expand operations beyond Beijing in the future. Mr. Allen also noted that Blake Ratcliff, acting Chief Operating Officer, is no longer associated with the company."

Catherine E. Shrode - Vice President of Finance and General Manager. Catherine brings a wealth of finance and general management to the organization. Catherine is a CPA with over 20 years in the field of finance. Her experience includes servicing as Chief Financial Officer/VP- Finance for a publicly traded technology company focusing on business solutions in data storage. Additionally, she has five years of mergers and acquisition experience, including Director of Mergers and Acquisitions for Fortune 500 and 300 corporations. Catherine will be responsible for managing the day to day operations of the company.

Mr. Pedro (Pete) E. Racelis III -Vice President of North American Sales. Pete will work with telecommunication and cable companies, commercial and government markets, both domestically and internationally. A veteran of direct sales and management of channel partners for more than 19 years, Pete is responsible for the portfolio of products and services that are offered to retail business and wholesale customers. Prior to joining China Wireless Communications, Inc., Pete sold hardware and software to telecommunications carriers, financial institutions, and commercial businesses both nationally and internationally.

Michael A. Bowden - Vice President of Technology. Mike is responsible for technical design and support for the International and domestic operations that provide service to telecommunication and cable companies, commercial and government markets. He will be responsible for providing technical solutions for both domestic and international network transport to provide superior value to customers on our Network. Mike has over 23 years experience with network design and technical support, responsible for US West/Qwest backbone and "last mile" network supporting City, Sate Government and Large Business applications.


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About China Wireless Communications, Inc.

China Wireless is a development stage company providing the exclusive marketing, technical, and support services to a monopoly wireless broadband provider in Beijing, China (PRC). Our partner, Tian Gui (Goldvision), controls and operates
7.6 Ghz of spectrum or the following frequencies in Beijing, China: 14.5 15.35 GHz (850 MHz); 17.7-19.76 GHz (2.000MHz); 21.2-23.6GHz (2.400 MHz); 27.06-39.44
GHz (2,360 MHz). In addition to being the exclusive provider of broadband wireless access they are an ISP, and have a Vsat license for all of China.


Forward Looking Statements

Statements regarding financial matters in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the Company's future expectations, including future revenues and earnings, and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially form the expected results.

Contact
Catherine E. Shrode (720.733.6214)
China Wireless Communications, Inc.


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